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                                                                     Exhibit 5.1


                      [Hogan & Hartson L.L.P. letterhead]



                                 March 8, 2001



BY EDGAR TRANSMISSION

Board of Directors
NVR, Inc.
7601 Lewinsville Road, Suite 300
McLean, VA 22102


Ladies and Gentlemen:

          We are acting as counsel to NVR, Inc., a Virginia corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to up to 2,000,000 shares of the Company's common stock, par value $.01 per share, held in treasury (the "Shares") issuable in connection with the Company's 2000 Broadly-Based Stock Option Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          3. The Articles of Incorporation of the Company, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on January 26, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
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NVR, Inc. Board of Directors
March 8, 2001
Page 2


          4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          5. Resolutions of the Board of Directors of the Company adopted at a meeting held on December 13, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the adoption of the Plan.

          6. Resolutions of the Option Subcommittee of the Compensation Committee of the Board of Directors of the Company adopted at a meeting held on December 18, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the adoption of the Plan.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Virginia Stock Corporation Act, as amended" includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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NVR, Inc. Board of Directors
March 8, 2001
Page 3


          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.
                                    --------------------------
                                    HOGAN & HARTSON L.L.P.